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                                                                  EXHIBIT 10.122

                              SERVICE AGREEMENT

     This SERVICE AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of April, 1997 by and between Alpine Insurance Company, an Illinois insurance company ("Alpine"), and TCO Holdings, Inc., a Delaware corporation ("TCO").

     WHEREAS, Alpine wishes to enter into a quota share arrangement (the "Quota Share Arrangement") with United Capitol Insurance Company, a Wisconsin property and casualty insurance company ("UCIC"), pursuant to which UCIC would cede to Alpine a quota share portion of risks placed with UCIC by Transre Insurance Services, a California corporation ("Transre"), and Exstar E&S Insurance Services, a California corporation ("E&S"); and

     WHEREAS, Alpine wishes to engage TCO to provide certain services to Alpine in connection with such Quota Share Arrangement, and TCO wishes to perform such services, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. SERVICES AND OBLIGATIONS. During the term of this Agreement, subject to the overall direction of Alpine and the terms and conditions of this Agreement and any applicable laws and administrative regulations, TCO hereby agrees to perform the following services on behalf of Alpine:

     (a) Assist in the negotiation and placement of the Quota Share Arrangement between Alpine and UCIC.

     (b) Advise Alpine and provide expertise in structuring and formalizing the Quota Share Arrangement, including the preparation of a formal reinsurance treaty between Alpine and UCIC.

     (c) Assist Alpine on an ongoing basis in the administration and management of the Quota Share Arrangement.

     Nothing in this Agreement shall be construed to give TCO authority to bind Alpine to perform any acts pursuant to the Quota Share Arrangement.

     SECTION 2. COMPENSATION. Throughout the term of this Agreement, Alpine shall pay to TCO, as compensation for TCO's services hereunder, an amount equal to 3.75% of the gross premiums assumed by Alpine pursuant to the Quota Share Arrangement, on the following conditions:

     (a) Payment of such compensation shall be made to TCO on a quarterly basis, within 30 days following the end of each calendar quarter, with respect to premiums assumed by Alpine under the Quota Share Arrangement in such quarter;




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     (b)  Alpine shall not be required, in any one quarter, to pay to TCO an amount that exceeds the cash amount of the premiums actually received by Alpine from UCIC for that quarter. If, in any one quarter, the compensation paid to TCO is limited, by reason of this paragraph, to an amount less than 3.75% of the gross premiums assumed by Alpine in the quarter, the balance owing to TCO shall be carried forward to successive quarters in which the amount of premiums actually received by Alpine from UCIC exceeds 3.75% of the gross premiums assumed. Any outstanding balance shall continue to be carried forward to successive quarters until the full amount owing has been paid; and

     (c) The maximum aggregate amount that Alpine shall be required to pay to TCO as compensation for TCO's services under this Agreement shall be $4,500,000.

     SECTION 3. ASSIGNMENT OF RIGHTS. TCO's right to receive payments hereunder may be assigned at any time upon written notice by TCO to Alpine, and Alpine shall act in accordance with any such written notice of assignment.

     SECTION 4. EFFECTIVE DATE. The effective date of this Agreement shall be deemed to be April 1, 1997, but this Agreement shall have no force or effect until the earlier to occur of:

     (a) affirmative approval of this Agreement by the Director of Insurance of the State of Illinois (the "Director"); or

     (b) the expiration of 30 days from the date this Agreement is filed with the Director for approval.

     SECTION 5. TERM AND TERMINATION. This Agreement shall remain in full force and effect until such time as both Alpine and TCO mutually consent to termination of the Agreement or until such time as Alpine has paid to TCO $4,500,000, the maximum aggregate amount of compensation required under the terms of this Agreement.

     SECTION 6. NO WAIVER OF RIGHTS. The parties agree that no indulgence or acceptance of any delinquent or partial payment or performance by either Alpine or TCO, or ratification after the fact of any violation or breach of any provision of this Agreement by Alpine or TCO, shall be construed as a waiver of any of their rights hereunder.

     SECTION 7. ENTIRE AGREEMENT. This Agreement represents the entire agreement between Alpine and TCO with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for either party in connection with the negotiation of the terms hereof.

     SECTION 8. NOTICE. Any notice provided hereunder shall be in writing and shall be deemed sufficiently given on the date of service, if served personally, or on the third business day after mailing if mailed by certified or registered mail, postage prepaid, or sent by some other means at least as fast and reliable as certified or registered mail, or on the first business



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day after placement with a reputable overnight delivery service, addressed as follows (or to such other address as Alpine or TCO may give the other in the manner herein provided for the giving of notice):

               If to Alpine:

               Alpine Insurance Company
               2029 Village Lane
               P.O. Box 678
               Solvang, California 93463
               Attention:  Steven C. Shinn

               with a copy to:

               Katten Muchin & Zavis
               525 West Monroe Street
               Suite 1600
               Chicago, Illinois  60661
               Attention:  Lori L. Meehan


               If to TCO:

               TCO Holdings, Inc.
               2029 Village Lane
               P.O. Box 678
               Solvang, California 93463
               Attention:  Steven C. Shinn


     SECTION 9. SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Alpine, TCO, and their respective successors and assigns.

     SECTION 10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered an original, but all of which, together, shall be considered one and the same agreement.

     SECTION 11. INVALID OR UNENFORCEABLE PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision had been revised to the minimum extent necessary to render it enforceable under applicable law.

     SECTION 12. CAPTIONS. The captions of the various sections of this Agreement shall not be deemed to be a part of this Agreement and shall not be construed in any way to limit the content thereof, but are inserted herein only for reference and the convenience of the parties.




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     SECTION 13. CONTROLLING LAW.  This Agreement shall be interpreted in all respects in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.



     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st day of April, 1997.


     ALPINE INSURANCE COMPANY

     By:
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          Steven C. Shinn
     Its: President




     TCO HOLDINGS, INC.

     By:
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     Its:
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